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ING SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The total number of shares of stock that the Corporation has authority to issue is twenty-two billion (22,000,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($0.001) per share, having an aggregate par value of twenty-two million dollars ($22,000,000).

SECOND: At its December 15, 2011 meeting and pursuant to the authority expressly vested in it by Section SECOND Eleventh and Twelfth of the Corporation’s Articles of Amendment and Restatement (the “Charter”), the Board of Directors (the “Board”) of the Corporation adopted resolutions designating and classifying five hundred million (500,000,000) authorized and unissued shares of undesignated Capital Stock of the Corporation as shares of a new portfolio series, as set forth below:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Large Cap Growth Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000

THIRD: The shares of such Series designated and classified in Article SECOND of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Section SECOND Seventh and Eighth of, and elsewhere in, and shall be subject to all provisions of, the Charter.

FOURTH: The shares of the Corporation classified pursuant to Article SECOND of these Articles Supplementary have been so classified by the Board under the authority contained in Section SECOND Eleventh and Twelfth of the Charter.

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FIFTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board had designated and classified fifteen billion, one hundred million (15,100,000,000) shares as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Alternative Beta Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Capital Allocation Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Core Equity Research Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class W	100,000,000
ING Corporate Leaders 100 Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Global Target Payment Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Index Plus LargeCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Index Plus MidCap Fund	Class A	100,000,000
	Class B	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Index Plus SmallCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Money Market Fund	Class A	1,000,000,000
	Class B	1,000,000,000
	Class C	1,000,000,000
	Class I	1,000,000,000
	Class L	1,000,000,000
	Class O	1,000,000,000
	Class R	1,000,000,000
	Class W	1,000,000,000

ING Small Company Fund	Class A	100,000,000
	Class B	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000

ING Tactical Asset Allocation Fund	Class I	100,000,000

Brokerage Cash Reserves		1,000,000,000

SIXTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board has designated and classified fifteen billion, six hundred million (15,600,000,000) shares as set forth in Articles SECOND and FIFTH of these Articles Supplementary and of which six billion, four hundred million (6,400,000,000) shares remain unclassified.

IN WITNESS WHEREOF, ING Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Series Fund, Inc.

/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated: January 20, 2012